SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2002

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20859 (Commission File Number)	75-2287752 (IRS Employer Identification Number)

230 Constitution Drive Menlo Park, California (Address of principal executive offices)	94025 (Zip Code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On June 24, 2002, Geron Corporation, a Delaware corporation (the “Company”), announced that it had restructured its organization to focus internal resources on its most advanced and promising product development programs, and in the process was reducing its research staff by 33 employees and its support staff by 10 employees, a reduction of approximately 30% of the Company’s work force.

The Company’s press release announcing the restructuring is filed as an exhibit to this Current Report on Form 8-K. The summary description of the event is qualified in its entirety by reference to the document filed as an exhibit hereto.

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Item 7. Exhibits.

Exhibits

99.1	Press Release dated June 24, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: June 24, 2002	By:	/s/ William D. Stempel

	Name:	William D. Stempel
	Title:	Vice President and General Counsel

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EXHIBIT INDEX

Exhibits

99.1	Press Release dated June 24, 2002.

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